                              KILOVAC CORPORATION

                               SECOND AMENDMENT
                                      TO
                   STOCK SUBSCRIPTION AND PURCHASE AGREEMENT

          This SECOND AMENDMENT TO STOCK SUBSCRIPTION AND PURCHASE AGREEMENT (this "Amendment") dated as of April 3, 1997 is made and entered into by and among CII TECHNOLOGIES INC., a Delaware corporation ("Parent"), COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation ("Buyer"), KILOVAC CORPORATION, a California corporation (the "Company"), and the stockholders executing this Amendment (individually, a "Selling Shareholder" and collectively, the Selling Shareholders").

                             W I T N E S S E T H :
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          WHEREAS, the parties hereto are parties to the Stock Subscription and Purchase Agreement dated as of September 20, 1995 (the "1995 Agreement") , as amended by the,.First Amendment to Stock Subscription and Purchase Agreement dated as of August 26, 1996 (the "First Amendment") (the 1995 Agreement and the First Amendment together, the "Agreement) , by which the Company redeemed 80% of its outstanding Class A Common Shares, no par value (the "Common Stock"), and Buyer purchased an equal number of shares of Common Stock; and

          WHEREAS, because the initial public offering of Parent stock that was contemplated pursuant to the First Amendment was not completed on or before December 31, 1996, the modifications of the 1995 Agreement set forth in the First Amendment (other than the provisions of Section 7 of the First Amendment) are void and of no force or effect; and

          WHEREAS, the Agreement contains certain provisions raising to relating to the shares of Common stock retained by the Selling Shareholders following the redemption (such shares as defined in the Agreement, the "Continuing Shares"); and

          WHEREAS, Parent, Buyer and the selling Shareholders have determined that it is in their mutual best interests to amend the Agreement to fix the purchase price for the Continuing Shares and eliminate the possible forfeiture of one-half of the Continuing Shares;

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms and conditions contained herein, the parties hereto do hereby agree as follows:

     1.   Effectiveness of Amendment.  The modifications to the Agreement set
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forth herein shall he effective upon the execution and delivery of this Amendment by all of the parties hereto.

     2.   Restatement of Section 1.7  . Section 1.7 of the Agreement is hereby
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amended and restated, in its entirety as set forth below. Any part or subsection of such Section 1.7 not restated herein is hereby deleted.

          "1.7   Continuing Common Stock.
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                 1.7.1    Definitions.  For purposes of this Section 1.7 the
                          -----------
     following terms shall have the meanings set forth below:

     "Continuing Shares" shall mean the shares of Common Stock not transferred and redeemed by the Company at the Closing Date.

     "Redemption Price" shall mean the per share purchase price determined by dividing $4,500,000 by 24,957 the number of Continuing Shares outstanding a's of the date hereof. Unless adjusted as provided in the following sentence, the per share Redemption Price shall equal $180.31. If there is any share dividend or split, or any exchange or recapitalization or other event affecting the Company's Common Stock, the Redemption Price shall be adjusted to eliminate the effect thereof so that the holders of Continuing Shares shall be entitled to receive in the aggregate $4,500,000 on Surrender of all of their interests in the Company as holders of Continuing Shares.

          1.7.2  Share Sale Adjustment.  [Intentionally Deleted]
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          1.7.3  Purchase of Continuing Shares.  Buyer shall purchase and redeem
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     the Continuing Shares in accordance with the following:

                 1.7.3.1  Final Redemption.  If the Continuing Shares are not
                          ----------------
     earlier purchased and the purchase obligations are not earlier terminated on an IPO or a Sale as provided below, Buyer shall effective December 31, 2005 ("Final Redemption") purchase the Continuing Shares. The per share purchase price for the Continuing Shares outstanding on such date shall equal the Redemption Price.

                 1.7.3.2  Early Redemption.  If the Continuing Shares are not
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     purchased prior to July 31, 2001 ("Early Redemption") and the purchase obligations are not earlier terminated on an IPO or a Sale as provided below, Buyer shall at the election of any Shareholder purchase the Continuing Shares owned by such Shareholder. The per share purchase price payable with respect to the Continuing Shares outstanding on, such date shall equal the Redemption Price. The foregoing Shareholder election may be exercised by each Shareholder only during the period commencing August 1, 2001 and continuing until and including November 30, 2001, by giving written notice to Buyer or the Company (the "Redemption Notice"), The effective date of any such election by a Shareholder shall be July 31, 2001.

                 1.7.3.3  Payment. The Redemption Price payable under Subsection
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     1.7.3.1 shall be payable in cash on January 10, 2006. The purchase price payable under Subsection 1.7.3.2 shall be payable in cash within 10 days after the receipt by Buyer or the Company (the earlier, if an different days) of a Shareholder's Redemption Notice. if such payment would be prohibited under the Buyer's senior credit agreement or California law, ' such payment shall be made as soon as permitted - thereunder and shall bear interest during the deferral at the rate of St per annum, but in no event shall such payment be made later than December 1, 2001.

                 1.7.4    Purchase on a Sale.  The closing of a sale (a "Stock
                          ------------------
     Sale") of greater than 50% of the outstanding common stock and common stock equivalents (on a fully diluted basis) in the Company or Buyer (or any affiliate of Buyer which includes an part of its consolidated operations the business of the Company (a "Sale Affiliate")) and the sale (an "Asset Sale") of all or substantially all of the assets of the Company, Buyer or Sale Affiliate, are referred to herein together as a "Sale". If a Sale occurs prior to Buyer's purchase of the Continuing Shares in accordance with any of the other provisions herein, effective an of the closing date with respect to such Sale, Buyer shall purchase the Continuing Shares for the Redemption Price, which shall. be paid in cash at closing of the Sale.

                 1.7.5    Registered Public Offering. The closing of a
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     registered initial public offering of common equity of the Company or Buyer (or any affiliate of Buyer which includes as part of its consolidated operations the business of the Company (an "Offering Affiliate") is referred to herein as an "IPO". If an IPO occurs prior to Buyer's purchase of the Continuing Shares in accordance with any of the foregoing, Buyer shall purchase the continuing Shares for the Redemption Price, which shall be paid in cash at closing of the IPO. Notwithstanding the foregoing, the Selling Shareholders each understand that a purchase of the Continuing Shares on the foregoing terms may substantially impact the feasibility or economics of an IPO, when compared with an exchange of the Continuing Shares for shares of the class subject of the IPO with an initial offering price equal to the Redemption Price. Consequently, this amendment is made subject to the condition that each Selling Shareholder acknowledge and agree that (i) the Paying Agent (Douglas Campbell) is specifically authorized and empowered in his sole discretion (and without any further action on the part of any other Selling Shareholder) to agree to a further amendment to the Agreement, an amended hereby, to provide that the Continuing Shares be exchanged for shares of the issuer in an IPO having an aggregate initial public offering price not less than the Redemption Price, and (ii) such Selling Shareholder understands that any shares received by the Selling Shareholder at the time of an IPO may not be freely tradeable and that Selling Shareholder may be required to hold such shares for 24 months or more following the IPO before they are eligible to be sold by Selling Shareholder without registration thereof pursuant to applicable federal and state securities laws. Each Selling Shareholder specifically acknowledges that it understands and agrees to the foregoing and, further, that Paying Agent, as attorney-in-fact of each Selling Shareholder pursuant to the terms of the Paying Agent Agreement (as defined in the 1995 Agreement) is specifically authorized as Attorney-in-Fact for each selling Shareholder pursuant to the provisions of the Paying Agent Agreement, including Section 5.9 thereof, and this amendment to agree to any such further amendment to the Agreement in the name of and for and on behalf of Selling Shareholder.

                 1.7.6    Right of Review.  [Intentionally Deleted]
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                 1.7.7    Liquidity Event. Each of the Company's purchase of the
                          ---------------
     Continuing Shares as a result of a Sale or an IPO, and the Early Redemption shall be a "Liquidity Event" under the Agreement.

                 1.7.8    Further Amendments. Notwithstanding any other
                          ------------------
     provision of this Agreement, if any subsequent amendment or amendments to this Agreement are proposed and Parent, Buyer and Selling Shareholders holding not less than 90% of the Continuing Shares agree thereto by execution of a writing setting forth such amendment, such amendment shall be binding on all of the parties hereto, including all Selling Shareholders, whether or not they specifically consent thereto or execute the writing setting forth the amendment. Each Selling Shareholder acknowledges and agrees that the Selling Shareholders, interests are substantially aligned and that requiring each Selling Shareholder to specifically approve an amendment is cumbersome and may adversely impact the interests of the Selling Shareholders as a group."

     3.   Share Sale Adjustment.  The provisions of Section 1.7.2 of the
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Agreement providing for the possible forfeiture of one-half of the Continuing Shares (referred to in the Agreement as the Escrowed Continuing Shares) are, by the foregoing restatement of Section 1.7, modified and restated to eliminate such possible forfeiture. The Escrowed Continuing Shares, are therefore released from the escrow for the Share Sale Adjustment provided for in Section
1.7.2 of the 1995 Agreement and the Share Escrow Holder is authorized and directed in accordance with Section 7.1 of the Paying Agent Agreement to release and deliver such Escrowed continuing Shares and the Escrowed Stock Powers to the Shareholder Representative to hold such Continuing Shares and Escrowed Stock Powers as provided in the Paying Agent Agreement. The instruction to the Share Escrow Holder herein shall for all purposes be a joint Certification of Buyer and Shareholder Representative to Share Escrow Holder, as contemplated under
Section 1.7.2.1 of the 1995 Agreement, and the Share Escrow Holder is, on release and delivery of the Escrowed Continuing Shares as provided above, released and discharged of any claim or liability relating to or arising cut of Share Escrow Holder's acting as such under the Agreement.

     4.   Anti-dilution.  Section 7.3 of the 1995 Agreement is hereby deleted
          -------------
and shall be of no further force or effect.

     5.   Indemnity.  Parent and Buyer, jointly and severally, agree to
          ---------
indemnify Shareholder Representative (in any and all capacities) , to the fullest extent possible under law, for any and all claims, demands, losses, costs, charges, expenses, obligations, liabilities, actions, suits, damages, judgments' and deficiencies, including interest and penalties, reasonable counsels, fees and costs and all reasonable amounts paid in furtherance of the transactions contemplated herein or in settlement of any claim, action or suit collectively referred to as "Claims") which may be sustained by Shareholder Representative, arising out of or by reason of this Amendment and the modifications to the Agreement contained herein or the preparation or distribution of documents, instruments and materials necessary for the consummation of this Amendment or the solicitation of the agreement of the Selling Shareholders to this Amendment or the transactions contemplated hereby; provided, however, that neither Parent nor Buyer, nor any affiliate of either, shall indemnify Shareholder Representative or the Selling Shareholders, or any of their affiliates, for any Claims relating to

"taxes" as such is used in the 1995 Agreement. Parent and Buyer, jointly and severally, agree to indemnify Shareholder Representative (in any and all capacities), to the fullest extent possible under law, for any and all expenses incurred by Shareholder Representative in implementing the modifications to the Agreement contemplated herein and representing the interests of the Selling Shareholders in connection therewith, such as legal fees and expenses incurred in connection herewith.

     6.   Miscellaneous.
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               6.1  Notices.  The address of Parent for notices shall he as set
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     forth in the First Amendment.

               6.2  Counterparts.  This Amendment shall be executed in two or
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     more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               6.3  Continuation of Agreement.  Except as specifically modified
                    -------------------------
     hereby, all provisions of the Agreement shall remain unaltered and in full force and effect. From and after the date hereof, any reference in the Agreement (and in any agreement referred to or contemplated in the Agreement) to the Agreement and concerning a time from and after the date hereof shall he deemed to be a reference to the Agreement as amended hereby.

               6.4  Entire Agreement.  This Amendment embodies the entire
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     agreement and understanding between the parties hereto with respect to the modification of the Agreement and supersedes all prior negotiations, understandings and agreements between the parties with respect thereto.

               6.5  Defined Terms.  All capitalized terms used in this Amendment
                    -------------
     without definition shall have the same meaning herein as when defined in the 1995 Agreement. "GAAP" as used in the Agreement shall have the same meaning therein as when defined in the 1995 Agreement, notwithstanding the restatement herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Stock Subscription and Purchase Agreement to be duly executed.

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                                         CII TECHNOLOGIES INC.


Attest _____________________             By ____________________________________
                                            Ramzi A. Dabbagh,
                                            Its Chief Executive Officer
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                                         COMMUNICATIONS INSTRUMENTS, INC.

Dated: _____________, 1997               By ____________________________________
                                            Ramzi A. Dabbagh,
                                            Its President
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                                         KILOVAC CORPORATION

Dated: _____________, 1997               By ____________________________________
                                            Douglas Campbell,
                                            Its President
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SELLING SHAREHOLDERS

Dated: ____________, 1997                _______________________________________
                                         DOUGLAS L. CAMPBELL, Trustee of the
                                         KILOVAC CORPORATION EMPLOYEE STOCK
                                         BONUS PLAN
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Dated: ____________, 1997                _______________________________________
                                         DOUGLAS L. CAMPBELL, as Trustee of the
                                         CAMPBELL CHARITABLE REMAINDER UNITRUST
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Dated: ____________, 1997                _______________________________________
                                         MILO FILIP, as Trustee of the ERIN
                                         CAMPBELL TRUST
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                                         _______________________________________
Dated: ___________, 1997                 DOUGLAS L. CAMPBELL
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Dated: ___________, 1997                 _______________________________________
                                         RONALD D. KLINGENSMITH, as Trustee of
                                         the DONALD C. CAMPBELL CHARITABLE
                                         UNITRUST
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Dated: ____________, 1997                _______________________________________
                                         PAT MCPHERSON
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Dated: ____________, 1997                _______________________________________
                                         ROBERT HELMAN
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Dated: ____________, 1997                _______________________________________
                                         DAN MCALLISTER
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Dated: ____________, 1997                _______________________________________
                                         RICK DANCHUK
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Dated: ____________, 1997                _______________________________________
                                         HARRY JABAGCHOURIAN
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Dated: ____________, 1997                _______________________________________
                                         JOHN STEWART
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Dated: ____________, 1997                _______________________________________
                                         RICK STEEN
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Dated: ____________, 1997                _______________________________________
                                         SUSAN-CLAIRE ANDERSON REID
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Dated: ____________, 1997                _______________________________________
                                         ROBIN HAMILTON
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Dated: ____________, 1997                _______________________________________
                                         GARY CLANCY
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Dated: ____________, 1997                _______________________________________
                                         HUGH VOS
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Dated: ____________, 1997                _______________________________________
                                         NORM BLANKENSHIP
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Dated: ____________, 1997                _______________________________________
                                         LYNN DANCHUK
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